TERMINATION OF GROUP HEALTH CARE PLAN TRUST

WHEREAS, the Company maintains the Ruby Tuesday, Inc. Group Health Care Plan Trust (the “VEBA”), which is exempt from taxation under Section 501(c)(9) of the Internal Revenue Code of 1986, as amended, under a trust agreement between the Company and the trustee of the VEBA (the “Trust Agreement”); and

WHEREAS, due to changes in the law and accounting circumstances, the Company has determined that it is in the best interests of the Company to terminate the VEBA as soon as practicable, but no later than December 31, 2013 (the “Final Termination Date”).  Under Section 12.2 of the Trust Agreement, the Company may terminate the VEBA upon prior notice to the trustee.  Pursuant to 2004 resolutions of the Board of Directors, the Committee has the authority to authorize the termination of the VEBA.

NOW, THEREFORE, BE IT RESOLVED, that the Committee, acting on behalf of the Board of Directors, hereby authorizes the officers of the Company to terminate the VEBA, as soon as practicable, but no later than the Final Termination Date;

RESOLVED, that the officers of the Company are hereby authorized and directed to cease further contributions to the VEBA and to expend all funds held in the VEBA by no later than the Final Termination Date; provided, however, that all such expenditures shall be made in a manner consistent with the Trust Agreement;

RESOLVED, that the officers of the Company are hereby authorized and directed to provide notice of the termination to the trustee of the VEBA prior to the date the VEBA terminates;

RESOLVED, that any action taken in furtherance of the foregoing resolutions by an officer of the Company or any designee of an officer of the Company is hereby ratified, affirmed and approved;

RESOLVED, that the officers of the Company and their designees are hereby authorized and directed to take all actions and to execute and deliver all agreements, instruments, indentures and documents as they shall deem necessary or advisable to carry out the intent of the foregoing resolutions, including, without limitation, submission of the final Internal Revenue Service Form 990 for the VEBA;

RESOLVED, that the signature of any officer, or of his or her designee, on any agreement, instrument or document relating to these resolutions shall be conclusive evidence of the authority of the officer, or of his or her designee, and of his or her finding of the necessity of the execution of such amendment, agreement, instrument or document; and

        RESOLVED, that the Secretary of the Company is hereby authorized to attest to the signature of any other officer under any and all such amendments, agreements, instruments, and documents.